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                                                                     EXHIBIT 3.6

                                   DEAN HELLER
                               Secretary of State
[SEAL] 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING THIS FORM

                                              Above space is for office use only

                            CERTIFICATE OF WITHDRAWAL
                          TO CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
                          (PURSUANT TO NRS 78.1955(6))

1. Name of corporation:   Endeavour International Corporation
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2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes of series of stock:

   See attached Exhibit A regarding Elimination of Series C Preferred Stock.
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3. No shares of the class or series of stock being withdrawn are outstanding.

4. Officer Signature:      /s/ Don Teague
                   -------------------------------------------------------------
                        H. Don Teague, Executive Vice President -
                        Administration, General Counsel and Secretary


FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

      THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES. SEE ATTACHED FEE SCHEDULE.

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                       ENDEAVOUR INTERNATIONAL CORPORATION

                             (A NEVADA CORPORATION)

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

ELIMINATION OF SERIES C PREFERRED STOCK

      WHEREAS, in connection with the NSNV Merger, all of the holders of the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "SERIES C PREFERRED STOCK"), converted their shares of Series C Preferred Stock into shares of the Company's Common Stock;

      WHEREAS, there are no shares of Series C Preferred Stock currently outstanding; and

      WHEREAS, the Company desires to (i) eliminate such Series C Preferred Stock and (ii) withdraw the Amended and Restated Certificate of Designation of Series C Preferred Stock of the Company, from its Articles of Incorporation, as amended, and deems such elimination and withdrawal to be in the best interest of the Company.

      NOW, THEREFORE, BE IT RESOLVED, that the Company's Series C Preferred Stock be, and hereby is, eliminated and the Amended and Restated Certificate of Designation of Series C Preferred Stock of the Company be, and hereby is withdrawn and removed from the Company's Articles of Incorporation, as amended, pursuant to Section 78.1955 of the Nevada Revised Statutes ("NRS"); and

      RESOLVED FURTHER, that each Company's Proper Officers, be, and each of them hereby is severally authorized, empowered and directed, for, in the name and on behalf of the Company, to execute and cause to be filed with such governmental authorities required by applicable law a Certificate of Withdrawal of Certificate of Designation eliminating the Company's Series C Preferred Stock, and that the former authorized shares of Series C Preferred Stock be restored to the status of authorized but unissued shares of the Company's Preferred Stock.

GENERAL AUTHORITY AND RATIFICATION

      RESOLVED, that the Proper Officers be, and they hereby are, severally authorized and directed, on behalf of the Company, to execute, acknowledge, deliver and file such other documents and to take such actions as they may deem necessary or appropriate to effect the intent and accomplish the purposes of the foregoing recitals and resolutions; and

      RESOLVED FURTHER, that any lawful act heretofore taken by any officer of the Company in connection with the matters contemplated in the foregoing recitals and resolutions be, and it hereby is, in all respects accepted, adopted, approved and ratified as an act of the Company.